AMENDMENT
                                     TO THE
                            ASSET PURCHASE AGREEMENT
                                 by and between
                     P-Com, Inc., a Delaware corporation and
                  Cylink Corporation, a California corporation

                           Dated as of March 13, 1998

                  Article 3.2 of the Asset Purchase Agreement by and between P-Com, Inc., a Delaware corporation and Cylink Corporation, a California corporation, is hereby amended to read in its entirety as follows:


                  "Section 3.2 Purchase Price. Subject to the terms and conditions of this Agreement (including, without limitation, adjustment pursuant to Section 3.3 below), as consideration for the Business and the Assets: (a) Purchaser shall pay to Seller Sixty Million Five Hundred Thousand Dollars ($60,500,000) (the "Purchase Price"); and (b) Purchaser shall assume the Assumed Liabilities. The Purchase Price shall be paid as follows:

                           (1) Forty-Six Million Dollars  ($46,000,000) shall be
paid in cash as of the Time of Closing (as defined in Section 6.1); and

                           (2) Fourteen  Million Five Hundred  Thousand  Dollars
($14,500,000) shall be evidenced by an unsecured promissory note in the form attached hereto as Exhibit 3.2."

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       P-Com, Inc.,
                                       a Delaware corporation


                                       By:
                                           ----------------------------------
                                                Warren T. Lazarow
                                                Secretary


                                       Cylink Corporation,
                                       a California corporation



                                       By:
                                           ----------------------------------
                                                Name:
                                                Title:


                                         2.